Exagen Inc. Reports First Quarter 2021 Results

Quarterly Records: AVISE® CTD Volumes, Ordering Healthcare Providers and Adopters

May 11, 2021

SAN DIEGO – Exagen Inc. (Nasdaq: XGN), a leading provider of autoimmune testing solutions, today reported financial results for the quarter ended March 31, 2021.
First Quarter Highlights:
•Generated total revenue of $10.6 million for the quarter ended March 31, 2021.
•Delivered a record 29,029 flagship AVISE® CTD tests, including AVISE® Lupus, in the first quarter 2021.
•Record number of ordering healthcare providers totaling 1,763 in the first quarter, including a record 659 adopters, and sequential quarterly retention rate of approximately 99% among adopting healthcare providers from the prior quarter.
•Expanded sales force to 60 representatives to cover 63 territories as of March 31, 2021, and launched inside sales team to focus on covering white space and furthering our reach and frequency with rheumatologists.
•Completed follow-on public offering of common stock in March resulting in aggregate net proceeds to the company of $64.7 million to focus on growth initiatives and working capital; total cash and cash equivalents were approximately $118.1 million at quarter-end.

“We are very pleased with our continued performance in the first quarter of 2021. With our expanded sales force and over 67 million lives in-network, we continue to build on our momentum with March recognized as an all-time record volume month," said Ron Rocca, President and Chief Executive Officer of Exagen. "Throughout the quarter we continued to position Exagen as a leading autoimmune testing solutions company that places patient care first. With the additional capital raised in the first quarter, we are making further investments in our world-class R&D organization and focusing on new products that will improve patient care, improve efficiencies and build upon our already robust portfolio."

First Quarter 2021 Financial Results
Revenue for the three months ended March 31, 2021 was $10.6 million, compared with $9.6 million in the first quarter of 2020. Testing revenue was $10.3 million for the first quarter of 2021, compared to $9.6 million in the first quarter of 2020, due to increased testing volumes. Our SIMPONI® co-promotion efforts contributed $0.3 million in the first quarter of 2021, compared to no co-promotion revenue in the first quarter of 2020. Gross margin was 56% in the first quarter of 2021 compared to 53% in the first quarter of 2020, benefiting from an increase in SIMPONI® revenues and a decrease in royalty costs.
Operating expenses were $16.2 million in the first quarter of 2021, compared with $14.8 million in the first quarter of 2020, due to increases in employee related expenses from headcount growth, including stock-based compensation, and research and development expenses.
For the first quarter of 2021, net loss was $6.2 million, compared to a net loss of $5.6 million for the first quarter of 2020.
Cash and cash equivalents were approximately $118.1 million as of March 31, 2021.
2021 Guidance
For the full year 2021, Exagen reaffirms its prior guidance and expects revenue to be in the range of $47 million to $49 million.
Conference Call
A conference call to review first quarter 2021 financial results and to provide a business update is scheduled for today May 11, 2021 at 4:30 PM Eastern Time (1:30 PM Pacific Time). Interested parties may access the conference call by dialing (877) 407-3982 (U.S.) or (201) 493-6780 (international). Additionally, a link to a live webcast of the call will be available in the Investor Relations section of Exagen's website at http://investors.exagen.com.
Participants are asked to join a few minutes prior to the call to register for the event. A replay of the conference call will be available until Tuesday, May 18, 2021 at 11:59 PM Eastern Time (8:59 PM Pacific Time). Interested parties may access the replay by dialing (844) 512-2921 (U.S.) or (412) 317-6671 (international) using passcode 13718936. A link to the replay of the webcast will also be available in the investor relations section of Exagen's website.
About Exagen
Exagen is dedicated to transforming the care continuum for patients suffering from debilitating and chronic autoimmune diseases by enabling timely differential diagnosis and optimizing therapeutic intervention. Exagen has developed and is commercializing a portfolio of innovative testing products under its AVISE® brand, several of which are based on our proprietary Cell-Bound Complement Activation Products, or CB-CAPs, technology. Exagen’s goal is to enable providers to improve care for patients through the differential diagnosis, prognosis and monitoring of complex autoimmune and autoimmune-related diseases, including rheumatoid arthritis and lupus. For more information, please visit www.Exagen.com.
Forward Looking Statements
Exagen cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on the company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: the potential benefit of the company's testing products and promoted therapeutic for patients and physicians in autoimmune disease treatment; the expected impact and results of further investments in our business; the company's future potential growth in 2021; and the 2021 guidance. The inclusion of forward-looking statements should not be regarded as a representation by Exagen that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Exagen’s business, including, without limitation: the COVID-19 pandemic may continue to adversely affect our business, financial condition and results of operations, including as a result of shutdowns of our facilities and operations as well as those of our suppliers and courier services, impeding patient movement and interruptions to healthcare services causing a decrease in test volumes, disruptions to the supply chain of material needed for our tests, our sales and commercialization activities and our ability to receive specimens and perform or deliver the results from our tests, delays in reimbursement and coverage decisions from Medicare and third-party payors and in interactions with regulatory authorities, and delays in ongoing and planned clinical trials involving our tests; the company’s commercial success depends upon attaining and maintaining significant market acceptance of its testing products and promoted therapeutics among rheumatologists, patients, third-party payers and others in the medical community; the company’s ability to successfully execute on its business strategy, including its promotion efforts for SIMPONI®; third party payers not providing coverage and adequate reimbursement for the company’s testing products or promoted therapeutics; the company’s ability to obtain and maintain intellectual property protection for its testing products; regulatory developments affecting the company’s business; and other risks described in the company’s prior press releases and the Company’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the company’s Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Exagen undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
CONTACTS:
Investors
Westwicke Partners
Mike Cavanaugh
Mike.Cavanaugh@westwicke.com
646.677.1838

Company
Exagen Inc.
Kamal Adawi, Chief Financial Officer
kadawi@exagen.com
760.477.5514

Exagen Inc.
Unaudited Condensed Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2021	2020
	(Unaudited)
Revenue	$10,587	$9,584
Operating expenses:
Costs of revenue	4,711	4,545
Selling, general and administrative expenses	10,040	9,626
Research and development expenses	1,403	634
Total operating expenses	16,154	14,805
Loss from operations	(5,567)	(5,221)
Interest expense	(645)	(631)
Other income, net	3	171
Loss before income taxes	(6,209)	(5,681)
Income tax benefit	—	118
Net loss	$(6,209)	$(5,563)
Net loss per share, basic and diluted	$(0.48)	$(0.44)
Weighted-average number of shares used to compute net loss per share, basic and diluted	12,943,237	12,595,715

Exagen Inc.
Condensed Balance Sheets
(in thousands, except share and per share data)

	March 31, 2021	December 31, 2020
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$118,050	$57,448
Accounts receivable, net	8,221	8,910
Prepaid expenses and other current assets	3,098	4,159
Total current assets	129,369	70,517
Property and equipment, net	2,378	2,102
Goodwill	5,506	5,506
Other assets	269	250
Total assets	$137,522	$78,375
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,170	$3,014
Accrued and other current liabilities	5,714	5,757
Total current liabilities	7,884	8,771
Borrowings-non-current portion, net of discounts and debt issuance costs	26,864	26,659
Deferred tax liabilities	158	158
Other non-current liabilities	1,146	948
Total liabilities	36,052	36,536
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized, no shares issued or outstanding at March 31, 2021 and December 31, 2020	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized at March 31, 2021 and December 31, 2020; 16,925,680 and 12,652,308 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	17	13
Additional paid-in capital	288,951	223,115
Accumulated deficit	(187,498)	(181,289)
Total stockholders' equity	101,470	41,839
Total liabilities and stockholders' equity	$137,522	$78,375